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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             CURRENT REPORT Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)          June 21, 2005
                                                     ---------------------------

                              W. P. CAREY & CO. LLC
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        001-13779                                      13-3912578
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 (Commission File Number)                    (IRS Employer Identification No.)


  50 Rockefeller Plaza, New York, NY                           10020
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(Address of Principal Executive Offices)                    (Zip Code)

                                  212-492-1100
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.06.   Material Impairments


On March 30, 2005, the registrant filed a Current Report on Form 8-K to report the receipt of notification from a tenant that the tenant exercised its option to purchase two buildings in Kentucky and Ohio at fair value pursuant to the terms of a lease agreement between the registrant and the tenant. Under the terms of the lease agreement, the process for determining fair value of the buildings includes each party obtaining property appraisals. If the fair value of the buildings cannot be mutually agreed upon by both parties, a third appraiser will be selected and the third appraiser's valuation will be binding on both parties. In connection with this transaction, the registrant reclassified these buildings as held for sale and recorded a non-cash impairment charge of $8,872,000 in its quarter ended March 31, 2005, as the registrant's estimated fair value of the buildings at that time was lower than their aggregate carrying value.


On June 21, 2005, the registrant obtained a third party appraisal. Based on the appraisal obtained, the registrant has determined that the current estimated fair value of the buildings approximates $18,700,000, which is lower than their current aggregate carrying value of $24,469,000. Disposition costs to be paid by the registrant are expected to approximate $50,000. As the registrant's current evaluation of the buildings' fair value is lower than their current aggregate carrying value, the registrant will record an additional non-cash impairment charge of approximately $5,819,000 in its quarter ending June 30, 2005 for a total impairment charge during the first six months of the year of $14,691,000. The buildings' estimated fair value may change again in the future based on the results of negotiations between the parties.


On March 30, 2005, the registrant filed a Current Report on Form 8-K to report the proposed sale of a property in Michigan for $8,500,000. In connection with this transaction, the registrant reclassified this property as held for sale and recorded a non-cash impairment charge of $800,000 in its quarter ended March 31, 2005, as the property's estimated fair value was lower than its carrying value. The registrant had previously recognized a non-cash impairment charge of $7,500,000 in a prior year related to this property.

The proposed sale for $8,500,000 was terminated and on June 22, 2005 a letter of intent was signed with a new third party to purchase this property for $8,000,000. The letter of intent provides for a 75 day due diligence period for the buyer. As such, there is no assurance that the proposed sale will be completed. The property has a carrying value of $8,080,000. The net proceeds from the sale after expected brokerage commissions and closing costs of approximately $250,000 are expected to be approximately $7,750,000. Because the proposed sale proceeds net of closing costs are below the carrying value, the registrant will record an additional non-cash impairment charge of approximately $330,000 in its quarter ending June 30, 2005 for a total impairment charge during the first six months of the year of $1,130,000.




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                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   W. P. CAREY & CO. LLC



                                   By:  /s/ Claude Fernandez
                                        ----------------------------------------
                                        Claude Fernandez,
                                        Managing Director and
                                        acting Chief Financial Officer
                                       (acting Principal Financial Officer)


Date: June 24, 2005